CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 2-62538) of our report dated July 28, 1995 on our audit of the financial statements and financial highlights of IAA Trust Asset Allocation Fund, Inc. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 25, 1995